Execution Version
COMMON STOCK AND WARRANT PURCHASE AGREEMENT
This Common Stock and Warrant Purchase Agreement (this “Agreement”) is dated as of September 21, 2023, by and between ESS Tech, Inc., a Delaware corporation (the “Company”), and Honeywell ACS Ventures LLC (the “Investor”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in Schedule I hereto.
RECITALS
WHEREAS, the Company and the Investor are entering into this Agreement, and other related agreements, pursuant to which, among other things, the Investor will purchase from the company the Shares and the Warrants (each as defined herein).
NOW, THEREFORE, in consideration of the mutual promises of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
SECTION 1
AUTHORIZATION, SALE AND ISSUANCE, ALLOCATION OF PURCHASE PRICE
1.1Authorization.  The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of up to 16,491,754 shares of common stock, par value $0.0001 per share, of the Company (such stock, the “Common Stock” and such shares, the “Shares”), and (b) (i) the issuance of a warrant (the “Investment Warrant”), for the purchase of up to 10,631,633 shares of Common Stock (the “Investment Warrant Shares”), and (ii) the issuance of a warrant (the “IP Warrant” and together with the Investment Warrant, the “Warrants”), for the purchase of up to 6,269,955 shares of Common Stock (the “IP Warrant Shares” and together with the Investment Warrant Shares and the Additional Tranche Warrant Shares, the “Warrant Shares”), each in the form of Exhibit A.
1.2Sale and Issuance of Shares.  Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Investor and the Investor will purchase from the Company the Shares in exchange for the aggregate purchase price of $27,500,000 (the “Purchase Price”). The Shares and Warrants shall, at the Closing, be issued free and clear of all Liens.
1.3Sale and Issuance of Warrants.  Subject to the terms hereof, at the Closing, the Company shall issue to the Investor the Investment Warrant to be allocated to the portion of the Tax Purchase Price (as defined below) allocable to such Warrant pursuant to Section 1.4. For the avoidance of doubt, (a) the Investment Warrant is being issued as further consideration for the Investor’s purchase from the Company of the Shares, and (b) the IP Warrant is being issued to UOP LLC as further consideration for UOP LLC’s licensing to the Company of certain licenses pursuant to the Patent License Agreement to be entered into concurrently herewith.
1.4Allocation of Purchase Price.
a. The allocation of the Purchase Price (together with all other amounts constituting consideration for United States federal, state and local tax purposes) (the “Tax

Purchase Price”) for United States federal, state and local tax purposes, shall be determined in the following manner:
i.Within ninety (90) days following the Closing, the Company shall provide the Investor with a proposed allocation of the Tax Purchase Price among the Shares and the Investment Warrant in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and any comparable provision of applicable law (the “Company Draft Allocation”);
ii.If the Investor disagrees with the Company Draft Allocation, the Investor may, within thirty (30) days after delivery of the Company Draft Allocation, deliver a notice (the “Investor Allocation Notice”) to the Company to such effect, specifying the items with which the Investor disagrees and setting forth the Investor’s proposed allocation of the Tax Purchase Price. If an Investor Allocation Notice is duly delivered, the Investor and the Company shall, during the thirty (30) days following such delivery, use commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine the allocation of the Tax Purchase Price;
iii.If the Investor and the Company are unable to reach such agreement, the Investor and the Company shall (unless the parties hereto agree in writing to extend the negotiation timeline) submit all matters that remain in dispute with respect to the Investor Allocation Notice (along with a copy of the Company Draft Allocation marked to indicate those line items not in dispute) to an independent, nationally recognized accounting firm mutually agreed to by the Investor and the Company (the “Reviewing Accountant”). The Investor and the Company shall instruct the Reviewing Accountant to make a determination no later than thirty (30) days following the submission of such dispute, based solely on the written submissions of the Company, on the one hand, and the Investor, on the other hand. The Reviewing Accountant shall adjust the Company Draft Allocation based on these determinations. All fees and expenses relating to the work, if any, to be performed by the Reviewing Accountant shall be borne equally by the parties;
iv.the Company Draft Allocation, as prepared by the Company if the Investor has not delivered an Investor Allocation Notice in accordance with Section 1.4(a)(ii), as adjusted pursuant to any agreement between the Investor and the Company, or as adjusted by the Reviewing Accountant, shall, absent fraud or a final determination to the contrary by a taxing authority, be conclusive and binding on the Investor and the Company for all tax purposes; and
v.the Investor and the Company shall, and shall cause their respective Affiliates to, reasonably cooperate to adjust the allocation of the Tax Purchase Price to reflect any subsequent adjustments to the consideration paid for the Shares and the Investment Warrant for tax purposes.
b.The Company, the Investor, and their respective Affiliates agree to file all tax returns consistently with this Section 1.4 and not take any position inconsistent therewith except as required by a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

SECTION 2
CLOSING AND DELIVERY
2.1Closing. The purchase and sale of the Shares and Warrants shall take place on the date hereof, or at such other date as the Company and the Investor mutually agree upon in writing (which date is designated as the “Closing”).
2.2Delivery and Payment. At the Closing, the Company shall deliver to the Investor (a) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a book-entry statement evidencing the electronic registration and ownership by the Investor of the Shares and Warrants, against payment of the Purchase Price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company; (b) evidence from transfer agent that the transfer agent has recorded the issuance to the Investor and that the Investor is the holder of the Shares and Warrants; and (c) fully executed copies of the Warrants.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Investor as of the Closing that the representations, warranties and schedules set forth on Schedule 3 hereto are true and correct.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR
The Investor hereby represents and warrants (and covenants, as applicable) to the Company as of the Closing as follows:
4.1Organization, Good Standing and Qualification.  The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Connecticut. The Investor has the requisite power and authority to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to purchase the Shares, the Warrants and the Warrant Shares and to perform its obligations pursuant to this Agreement. The Investor is presently qualified to do business as a foreign entity in each jurisdiction where the failure to be so qualified would reasonably be expected to have a material adverse effect on the Investor’s financial condition or business as now conducted. The Investor’s principal place of business is in the State of North Carolina.
4.2Authorization. All action on the part of the Investor and its members and managers necessary for the authorization, execution and delivery of each Transaction Document to which the Investor is a party by the Investor, the purchase of the Shares, the Warrants and the Warrant Shares, and the performance of all of the Investor’s obligations under each Transaction Document to which the Investor is a party has been taken prior to the Closing. Each Transaction Document to which the Investor is a party, when executed, constitutes the valid and binding obligations of the Investor, enforceable in accordance with their terms, except (a) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.
4.3Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.
4.4Investment Intent; Blue Sky. The Investor acknowledges that it is acquiring the Shares, the Warrants and any Warrant Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Shares, the Warrants and the Warrant Shares have not been, and, except as set forth in the Registration Rights Agreement, will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Investor’s investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor’s address set forth herein represents the Investor’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.
4.5Restrictions on Transfer; Restrictive Legends. It understands that the transfer of the Shares, the Warrants and any Warrant Shares is restricted by applicable state and federal securities laws and by the provisions of this Agreement, and that the certificates representing the Shares, the Warrants and any Warrants Shares will be imprinted with legends in the following form restricting transfer except in compliance therewith:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THIS CERTIFICATE MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, TRANSFER, PLEDGE OR HYPOTHECATION OF ANY INTEREST IN ANY OF THE SHARES OR WARRANTS REPRESENTED HEREBY.
Notwithstanding anything to the contrary, the legend requirements shall terminate when (i) the security has been effectively registered under the Securities Act pursuant to the Registration Rights Agreement or otherwise and disposed of pursuant thereto, or (ii) the Company shall have received an opinion of counsel reasonably satisfactory to it that such legend is not required in order to insure compliance with the Securities Act. If requested by the Investor, the Company shall remove the legend required by this Agreement as soon as the Shares and Warrant Shares are eligible for sale under Rule 144.
4.6Access to Data. The Investor acknowledges that it has access to and the opportunity to review the SEC Reports and other documents requested by the Investor in the course of its due diligence. The Investor further acknowledges that the Investor has (a) received information concerning the business and financial condition of the Company in response to all inquiries in respect thereof, and (b) been given the opportunity to meet with management of the Company. The Investor has relied solely upon the information it has received from the Company, the representations set forth in this Agreement, the advice of its representatives, if any, and independent investigations made by the Investor and/or its representatives, if any, in making the decision to purchase the Shares, the Warrants and the Warrant Shares.
4.7Brokers or Finders.  The Investor has not engaged any brokers, finders or agents, and the Company has not, nor will, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.
4.8Tax Advisors.  The Investor has reviewed with such Investor’s own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral (except for any such representations made by the Company in Section 3). The Investor understands that such Investor (and not the Company) shall be responsible for such Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.
4.9Acknowledgement by Investor. The Investor is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement (including the schedules and exhibits hereto), except for the representations and warranties made by the Company in Section 3 of this Agreement, including the schedules hereto. The representations and warranties made by the Company contained in Section 3 of this Agreement, constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated by this Agreement and the Investor understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory, are specifically disclaimed by the Company.
4.10No “Bad Actor” Disqualification. The Investor is not subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.
4.11Additional Information. The Investor will furnish any additional information reasonably requested by the Company to assure compliance with applicable U.S. federal and state securities laws, or upon the request of the Company’s transfer agent, in connection with the purchase and sale of the Shares, Warrants and Warrant Shares.
SECTION 5
CONDITIONS TO INVESTOR’S OBLIGATIONS TO CLOSE
The Investor’s obligation to purchase the Shares and Warrants at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Investor:

5.1Representations and Warranties. The representations and warranties made by the Company in Section 3 shall be true and correct in all material respects as of the Closing.
5.2Covenants.  The Company shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing in all material respects.
5.3Transaction Documents. The Company shall have duly executed and delivered to the Investor the Transaction Documents to which the Company is a party.
SECTION 6
CONDITIONS TO COMPANY’S OBLIGATION TO CLOSE
The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived in writing by the Company:
6.1Representations and Warranties.  The representations and warranties made by the Investor in Section 4 shall be true and correct in all material respects as of the Closing.
6.2Covenants.  The Investor shall have performed or complied with all covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Investor on or prior to the Closing in all material respects.
6.3Purchase Price. The Investor shall have delivered to the Company the Purchase Price.
6.4Transaction Documents. The Investor shall have duly executed and delivered to the Company the Transaction Documents to which the Investor is a party.
SECTION 7
COVENANTS
7.1Exchange Act filings.  The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby. The Company shall provide a copy of the Disclosure Document to the Investor at least two (2) days prior to filing any such document and shall incorporate in good faith any suggested edits to any Disclosure Document by the Investor. The Company and its Affiliates shall not make or issue any other press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein without the Investor’s express prior approval (which may not be unreasonably withheld or delayed (which shall be deemed longer than three (3) business days)) except (i) to the extent such disclosure is required by law or requested of the staff of the SEC or of any regulatory agency or principal trading market regulations or (ii) if the form and substance of such disclosure previously has been approved of by the Investor in compliance with this Section 7.1. Following the date of the Closing, the Company shall keep current in the filings of its required disclosures pursuant to the Exchange Act such that all information related to the Company is considered current for purposes of Rule 144. If requested by the Investor, the Company shall remove any legends on any of the Shares, Warrants or Warrant Shares to the extent such securities are not registered and are eligible for sale under Rule 144.
7.2Publicity. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any press releases or announcements relating to this Agreement, which shall be agreed in advance by the parties prior to the issuance thereof (including any Disclosure Document); provided that a party may not unreasonably withhold, condition or delay consent to such releases by more than three business days and that either party may issue press releases or disclosures to the Securities and Exchange Commission or other applicable Governmental Authority (i) as it determines, based on advice of counsel, is reasonably necessary to comply with applicable laws or the rules and regulations of any applicable stock exchange or (ii) if the form and substance of such press releases or disclosures previously has been approved of by the other party in compliance with this Section 7.2. Each party shall provide the other party with advance written notice at least three business days prior to any legally required disclosures; provided that each party shall have the right to make such filings as it reasonably determines necessary under applicable laws.
7.3Material Non-Public Information. At 12:01 A.M. on the day after the Company publicly announces its financial results (whether on an earnings call for such fiscal quarter, an earnings release, SEC filing or otherwise), the parties agree that Investor will not have any MNPI, unless the Company informs Investor in writing that it reasonably believes that Investor is in possession of MNPI.
7.4Notification of Certain Events.
a.Notification of Certain Events. For as long as the Investor or any of its Affiliates beneficially owns shares of Common Stock representing beneficial ownership of fifty percent (50%) or more of the common stock beneficially owned by Investor at Closing (including Common Stock issuable upon the exercise of convertible securities held by the Investor), the Company shall provide written notice to Investor of the following events:
i.Upon the determination by the Company that it has received a bona fide offer from a third party that the board of directors of the Company, acting in good faith, authorizes the Company to pursue for an investment in the Company or any of its subsidiaries; or
ii.Prior to the Company commencing an offering of equity or convertible debt securities of the Company or any of its subsidiaries;
the Company shall send written notice to the Investor (I) in respect of subsection 7.4(a)(i) above, promptly upon such determination, and (II) in respect of subsection 7.4(a)(ii) above, at least ten (10) days prior to the Company commencing such offering of equity or convertible debt securities. The notice shall provide the material terms of any such transaction including offering prices and the applicable counterparty (to the extent known).
The Investor shall not have any rights to notice under this Section 7.4 of issuances of securities to (i) to employees, officers, directors, consultants or contractors of the Company to the extent approved by the Company’s governing body, whether pursuant to an incentive plan, employment agreements, advisory agreements, or otherwise in their capacities as such (ii) as payment of all or any part of the purchase price or other consideration for any business or assets thereof acquired or licensed by any means by the Company or any of its subsidiaries or affiliates, or (iii) upon the exercise of any option or other right described in any of clauses (i) through (ii).
7.5Dribble Out. The Investor shall not in any month sell, transfer or assign, through the facilities of any exchange or quotation system on which the Common Stock is then listed or quoted, Shares or Warrant Shares to another Person if the aggregate number of shares so sold, transferred or assigned in such month would exceed 3% of the shares of the Company then outstanding, and in any seven-day period, shall not sell, transfer or assign, through the facilities of any exchange or quotation system on which the Common Stock is then listed or quoted, Shares or Warrant Shares to another Person if the aggregate number of shares so sold, transferred or assigned in such seven-day period would exceed 1% of the shares of the Company then outstanding. The foregoing provisions of this Section 7.6 shall not restrict a block (as defined pursuant to Rule 10b-18(a)(5) under the Exchange Act) sale of Shares or Warrant Shares, the transfer of Shares or Warrant Shares to an Affiliate or any sale of Shares or Warrant Shares by the Investor pursuant to an underwritten offering. Notwithstanding anything to the contrary contained in this Agreement, the Investor shall reserve the right to sell, transfer or assign in any manner, any securities held or deemed beneficially owned by Investor, in excess of 20% of the outstanding shares of Common Stock of the Company.
SECTION 8
VOTING
8.1Agreement to Vote. The Investor agrees that so long as the Investor beneficially owns shares of Common Stock representing ownership of five percent (5%) or more of the Company’s then outstanding shares of Common Stock, at any annual or special meeting of the Company, and at every adjournment or postponement thereof, the Investor shall, in each case, to the fullest extent that the Shares or Warrant Shares are entitled to vote and proper notice is given to the Investor: (i) appear at each such meeting or otherwise cause all such Shares or Warrant Shares to be counted as present thereat for purposes of determining a quorum and (ii) be present (in person or by proxy) and vote (or cause to be voted) all of the Shares and Warrant Shares.
For the avoidance of doubt, the foregoing commitments in this Section 8.1 apply to any Shares or Warrant Shares held by any Person directly or indirectly holding Shares or Warrant Shares over which the Investor exercises direct or indirect voting control.
SECTION 9
MISCELLANEOUS
9.1Amendment.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investor.
9.2Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

9.3Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand, messenger or courier service addressed:
a.if to the Investor:
Honeywell ACS Ventures LLC
c/o Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202
Attention: Anne Madden and Jake Wasserman
Email: […]
with a copy (which shall not constitute notice) to:
Blank Rome LLP
1271 Sixth Avenue
New York, NY 10020
Attention: Kathleen A. Cunningham
Email: Kathleen.cunningham@blankrome.com
or at such other address as the Investor shall have furnished to the Company.
b.if to the Company:
ESS Tech, Inc.
26550 SW Parkway Ave., Bldg. 83
Wilsonville, OR 97070
Attention: Kelly F. Goodman
Email: […]
with a copy (which shall not constitute notice) to:
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Rd
Palo Alto, CA 94304
Attention: Mark Baudler, Lianna Whittleton
Email: mbaudler@wsgr.com, lwhittleton@wsgr.com
or at such other address as the Company shall have furnished to the Investor.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), (ii) if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

9.4Governing Law.  This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.
9.5Jurisdiction and Venue. Each of the Investor and the Company hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement and all actions arising out of or in connection with this Agreement. Each of the Investor and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 9.3 or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.
9.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.
9.7Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Agreement shall be enforceable in accordance with its terms.
9.8Waiver of Jury Trial. EACH OF THE INVESTOR AND THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
9.9Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or U.S. federal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or U.S. federal holiday.
9.10Survival. The representations and warranties of the Company and the Investor contained in this Agreement shall survive the execution and delivery of this Agreement for a period of two (2) years from the date of the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Investor or the Company.
9.11Specific Performance. Each party acknowledges and agrees that money damages would not be a sufficient remedy for any breach (or threatened breach) of Section 8 by it and that, in the event of any breach or threatened breach of Section 8, (a) the party seeking specific performance will be entitled to injunctive and other equitable relief, without proof of actual damages; (b) the party against whom specific performance is sought will not plead in defense that there would be an adequate remedy at law; and (c) the party against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted.

Such remedies will not be the exclusive remedies for a breach of Section 8, but will be in addition to all other remedies available at law or in equity.
9.12Entire Agreement. Except as expressly set forth herein, this Agreement (including the exhibits attached hereto) and the Transaction Documents constitute the entire agreement and understanding of the Company and the Investor with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.
9.13Further Assurances. Each of the Company and the Investor agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be reasonably necessary to more fully effectuate this Agreement.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized signatories as of the date first indicated above.
THE COMPANY
ESS TECH, INC.
By: Eric P. Dresselhuys
Name: Eric P. Dresselhuys
Title: Chief Executive Officer

INVESTOR

HONEYWELL ACS VENTURES LLC

By its managing member:

HONEYWELL INTERNATIONAL INC.

By: James Steinberg
Name: James Steinberg
Title: Senior Vice President, Corporate Development and Global Head of M&A

(Signature page to Common Stock and Warrant Purchase Agreement)

SCHEDULE 1

DEFINITIONS
“Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person.
“Claim” means a claim for Losses.
“Exchange Act” means the Securities Exchange Act of 1934, as amended and such rules and regulations promulgated thereunder.
“Governmental Authority” means any federal, state, local, or any non-U.S. government, governmental, regulatory (including self-regulatory) or administrative authority, body, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction with binding authority over the applicable Person.
“Laws” means any United States federal, state and local, and any non-U.S., laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority of competent jurisdiction.
“Lien” means any charge, lien, statutory lien, pledge, mortgage, security interest, Claim, encroachment, encumbrance, restriction on use or transfer or receipt of income, right of first refusal, easement, right of way, option, conditional sale, or other title retention agreement of any kind or nature.
“Losses” means losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs), both individually and collectively.
“Order” means and includes any writ, law, rule, regulation, executive order or decree, judgment, injunction, ruling, or other order, whether temporary, preliminary, or permanent enacted, issued, promulgated, enforced, or entered into by any Governmental Authority of competent jurisdiction.
“Organizational Document” means, with respect to any Person, (a) the articles or certificate of incorporation, association, or formation and the bylaws of a corporation; (b) operating agreement, limited liability company agreement, or similar document governing a limited liability company; (c) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (d) any amendment to any of the foregoing.
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Authority.
“Transaction Documents” means this Agreement, the Registration Rights Agreement between the Investor and the Company entered into currently herewith, the Investment Warrant, the IP Warrant, the Joint Development Agreement between the Investor and the Company entered into currently herewith, the Patent License Agreement between the Investor and the Company entered into currently herewith and the Master Supply Agreement between the Investor and the Company entered into currently herewith.

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